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                                                                      EXHIBIT 11

                               CELADON GROUP, INC.
                        COMPUTATION OF PER SHARE EARNINGS

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                                               FOR THE THREE MONTHS ENDED   FOR THE SIX MONTHS ENDED
                                                       DECEMBER 31,                DECEMBER 31,
                                               --------------------------   ------------------------
                                                  1997              1996         1997        1996
                                                  ----              ----         ----        ----

Numerator:
    Net income...................           $1,513,000        $1,274,000    $3,185,000  $2,171,000
                                            ----------        ----------    ----------  ----------

Numerator for basic and
    diluted earnings per share...           $1,513,000        $1,274,000    $3,185,000  $2,171,000

Denominator:
    Denominator for basic earnings
    per share-weighted-average shares        7,648,583         7,628,189     7,635,582   7,633,955

Effect of dilutive securities:
    Employee stock options.......               99,357            12,960        83,289       6,800
    Warrants.....................                3,130             9.889        10,696       6,484
                                             ---------          --------       -------     -------
Dilutive potential common shares               102,487            22,849        93,985      13,284

Denominator for diluted earnings
    per share-adjusted weighted-
    average shares and assumed
    conversions..............                7,751,070         7,651,038      7,729,567  7,647,239
                                             =========         =========      =========  =========

Basic earnings per share.....                    $0.20             $0.17          $0.42      $0.28
                                                 =====             =====          =====      =====

Diluted earnings per share...                    $0.20             $0.17          $0.41      $0.28
                                                 =====             =====          =====      =====






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